                                                                    Exhibit 10.8








June 17, 1996




Mr. William Valenti, President
South Florida Bank
2017 McGregor Blvd.
Fort Myers, FL 33901

Re: Daniels & Metro Parkway Lease Extension

Dear Bill:

According to our records, your lease for the branch bank located at Daniels and Metro Parkways in South Lee County will expire on June 30, 1996. This letter will serve as a "Lease Addendum", which must be executed by the Bank and the Landlord to keep this lease in effect. This Addendum shall contain the following terms and conditions:

1.  LEASE TERM:

The term of the Lease shall be renewed for the period from July 1, 1996 through June 30, 1997; however, Lessee or Lessor may, following six month's advance written notice given by one party to the other party, terminate this Lease and, in either event, Lessee shall pay rent only the calendar month in which Lessee vacates the Premises or through the calendar month in which the Tenant Improvements last occupy the lease site, whichever is later.

2.  RENTAL:

The Rental payment for the Leased Premises is $2,400.00 per month, plus applicable Florida State rental taxes, payable as provided in the existing Lease.

3.  OTHER TERMS:

Except as hereinabove expressly amended, revised or modified, all other terms, covenants and conditions of the existing lease, dated July 31, 1992, and subsequent Addendums and/or Extensions shall remain in full force and effect.

Mr. William Valenti
June 17, 1996
Page 2.









If these terms and conditions are satisfactory, please signify your acceptance of same by signing and dating both counterpart originals of this letter where indicated below and then returning one executed original of this letter to me. Upon your acceptance, this executed letter will become an Addendum to the subject lease.

Should you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Chris Bundschu


Chris Bundschu
As Agent for Daniels & Metro Group, Lessor

Enclosure

\DMG/Lse6712.Doc




                                   ACCEPTANCE

THE ABOVE terms and conditions are agreed upon and accepted this 20th day of June, 1996.

SOUTH FLORIDA BANK



By:  /s/ Harold S. Taylor, Jr.
    ----------------------------
    Harold S. Taylor, Jr.

Title:  Executive Vice President

Date:  June 20, 1996